Exhibit 16(viii) under Form N-1A
                                      Exhibit 16(viii) under Form N-1A


Schedule for Computation     Initial
of Fund Performance Data     Invest of:   $1,000
                             Offering
DG INTERNATIONAL             Price/
EQUITY FUND                  Share=       $10.00
Return Since Inception
  ending 8/31/97             NAV=         $10.00

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FYE:  February 28
                                          Begin                 Capital  Reinvest Ending                   Total
DECLARED: ANNUALLY           Reinvest     Period     Dividend   Gain     Price    Period     Ending        Invest
PAID:  ANNUALLY              Dates        Shares     /Share     /Share   /Share   Shares     Price         Value

                                          100.000                                 100.000    $9.68         $968.00
                                          100.000                                 100.000                  $0.00
                                          100.000                                 100.000                  $0.00



$1,000 (1+T) =               End Value
T =                          -3.20%


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